UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 19, 2023

Moving iMage Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40511	85-1836381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA 92075

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 751-7998

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2023, the Board of Directors of Moving iMage Technologies, Inc. (the “Company”) appointed William F. Greene to serve as the Company’s interim Chief Financial Officer, effective January 23, 2023. In November 2022, Michael R. Sherman, the Company’s Chief Financial Officer since 2018, passed away unexpectedly. Mr. Greene will be the Company’s principal financial officer and principal accounting officer on an interim basis.

Mr. Greene, age 66, is the founder of William Greene Consulting, established in 2001, which provides financial consulting services for private and public companies, such as preparing financial reports, comprehensive financial forecasting or CFO level strategy business planning and cash flow reviews, and Securities and Exchange Compliance (“SEC”) compliance and investor relations management. Mr. Greene’s experience includes serving as the chief financial officer for AscentX Medical Inc. from 2015 to 2017, serving as a consultant to the chief financial officer of Pepperball Technologies, Inc. from 2009 to 2010, and serving as the chief financial officer for Surge Global Energy from 2006 to 2008. Mr. Greene holds a Bachelor of Science degree in Business Administration with a focus on accounting from California State University Dominguez Hill.

In connection with his appointment, on January 19, 2023, the Company and Mr. Greene entered into an Interim CFO Engagement Agreement pursuant to which Mr. Greene will be paid an annual salary of $204,000. The Company will also enter into its standard form of indemnification agreement with Mr. Greene, which will provide indemnification protection in connection with his service as interim Chief Financial Officer of the Company. The foregoing summary of the Interim CFO Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Indemnification Agreement is substantially similar to the form filed as Exhibit 10.2 of the Company’s Registration Statement on Form S-1/A (333-234159), filed with the SEC on February 21, 2020.

There are no arrangements or understandings between Mr. Greene and any other person pursuant to which he was appointed as interim Chief Financial Officer and Mr. Greene does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Greene does not have any family relationships with any of the Company’s directors or executive officers of the Company.

Item 7.01	Regulation FD Disclosure.

On November 30, 2022, the Company issued a press release announcing the passing of Michael R. Sherman and, on January 23, 2023, the Company issued a press release announcing the appointment of William F. Greene as interim Chief Financial Officer. Copies of the press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Interim CFO Engagement Agreement, dated January 19, 2023, between the Company and William Greene
99.1	Press release dated November 30, 2022
99.2	Press release dated January 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moving iMage Technologies, Inc.

Date: January 24, 2023	By:	/s/ Phil Rafnson
	Name:	Phil Rafnson
	Title:	Chief Executive Officer